Exhibit 10.3

MASTER TRANSACTION AGREEMENT

Between

CREDITEASE HOLDINGS (CAYMAN) LIMITED

And

YIRENDAI LTD.

Dated as of November 9, 2015

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS.

Section 1.1	Defined Terms	1

ARTICLE 2

DOCUMENTS AND ITEMS TO BE DELIVERED PRIOR TO F-1 FILING.

Section 2.1	Documents to be delivered by CreditEase	6
Section 2.2	Documents to be delivered by Yirendai	6

ARTICLE 3

THE IPO AND ACTIONS PENDING THE IPO.

Section 3.1	Transactions prior to the IPO	6
Section 3.2	Cooperation	7

ARTICLE 4

COVENANTS AND OTHER MATTERS

Section 4.1	Other Agreements and Instruments	7
Section 4.2	Further Instruments	7
Section 4.3	Agreement on Exchange of Information	8
Section 4.4	Auditors and Audits; Financial Statements; Accounting Matters	10
Section 4.5	Confidentiality	14
Section 4.6	Privileged Matters	16
Section 4.7	Future Litigation and Other Proceedings	17
Section 4.8	Mail and other Communications	18
Section 4.9	Other Inter-Company Services Agreements	18
Section 4.10	Payment of Expenses	18

ARTICLE 5

MUTUAL RELEASES; INDEMNIFICATION

Section 5.1	Release of Claims	18
Section 5.2	Indemnification by Yirendai	19
Section 5.3	Indemnification by CreditEase	20
Section 5.4	Procedures for Defense, Settlement and Indemnification of the Third Party Claims	21
Section 5.5	Additional Matters	22
Section 5.6	Survival of Indemnities	22

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MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement (this “Agreement”) is dated as of November 9, 2015, by and between CreditEase Holdings (Cayman) Limited, a company incorporated under the laws of the Cayman Islands (“CreditEase”), and Yirendai Ltd., a company incorporated under the laws of the Cayman Islands (“Yirendai”) (each of CreditEase and Yirendai a “Party” and, together, the “Parties”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 1 hereof.

RECITALS

WHEREAS, as of the date hereof, Yirendai is a wholly owned subsidiary of CreditEase;

WHEREAS, CreditEase has been engaged in the Yirendai Business through Yirendai and/or Yirendai’s subsidiaries and VIE, as more fully described in a draft Registration Statement on Form F-1 confidentially submitted for review and comment by the SEC under the Securities Act (as so submitted and as amended from time to time prior to the Public Filing Date, the “Draft IPO Registration Statement”) to be filed publicly with the SEC via its EDGAR system (the date of such public filing, the “Public Filing Date”) following the substantial completion of such review and comment and as financial market conditions permit (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, prior to the date hereof, all the then existing assets and liabilities in connection with the Yirendai Business have already been transferred to or assumed by Yirendai and/or its subsidiaries and VIE;

WHEREAS, the Parties currently contemplate that Yirendai will make an initial public offering (“IPO”) pursuant to the IPO Registration Statement;

WHEREAS, the Parties intend in this Agreement to set forth and memorialize the principal arrangements between CreditEase and Yirendai regarding the relationship of the Parties from and after the filing of the IPO Registration Statement and the consummation of the IPO; and

NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS.

Section 1.1 Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“Action” means any demand, action, suit, countersuit, claim, counterclaim, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

“ADSs” has the meaning set forth in Section 3.1(c) of this Agreement.

“Agreement” means this Master Transaction Agreement, as may be amended from time to time in accordance with the provisions hereof.

“Confidential Business Information” has the meaning set forth in Section 4.5(b)(iii) of this Agreement.

“Confidential Information” has the meaning set forth in Section 4.5(b)(i) of this Agreement.

“Confidential Technical Information” has the meaning set forth in Section 4.5(b)(ii) of this Agreement.

“Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

“Control Ending Date” means the earlier of (i) the first date upon which members of the CreditEase Group no longer collectively own at least twenty percent (20%) of the voting power of the then outstanding securities of Yirendai and (ii) the first date upon which CreditEase, collectively with the other members of the CreditEase Group, ceases to be the largest beneficial owner of the then outstanding voting securities of Yirendai (for purposes of this clause (ii), without considering holdings of institutional investors that have acquired Yirendai securities in the ordinary course of their business and not with a purpose nor with the effect of changing or influencing the control of Yirendai).

“Cooperation Framework Agreement” has the meaning set forth in Section 2.1 of this Agreement.

“CreditEase” has the meaning set forth in the preamble to this Agreement.

“CreditEase Business” means any business conducted by CreditEase and its subsidiaries and VIEs, other than the Yirendai Business.

“CreditEase Group” means CreditEase and its subsidiaries and VIEs, other than Yirendai and its subsidiaries and VIE.

“CreditEase Indemnitees” means CreditEase and its subsidiaries and VIEs (excluding Yirendai and its subsidiaries and VIE) and each of their respective directors, officers and employees.

“CreditEase Liabilities” means (without duplication) the following Liabilities:

(i) all Liabilities, whether arising before, on or after the Public Filing Date, that relate to, arise or result from the operation of the CreditEase Business, other than Yirendai Liabilities; and

(ii) Liabilities of CreditEase and its subsidiaries and VIEs under this Agreement or any of the Inter-Company Agreements.

“CreditEase’s Auditors” has the meaning set forth in Section 4.4(a)(i) of this Agreement.

“Direct Costs” has the meaning set forth in Section 4.9 of this Agreement.

“Dispute” has the meaning set forth in Section 6.1(a) of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 6.1(a) of this Agreement.

“Draft IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any national, state or local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Indemnifying Party” means any party which may be obligated to provide indemnification to an Indemnitee pursuant to Section 5.2 or Section 5.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Indemnitee” means any party which may be entitled to indemnification from an Indemnifying Party pursuant to Article 5 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Indirect Costs” has the meaning set forth in Section 4.9 of this Agreement.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Intellectual Property License Agreement” has the meaning set forth in Section 2.1 of this Agreement.

“Inter-Company Agreements” means the Transitional Services Agreement, the Non-Competition Agreement, the Cooperation Framework Agreement and the Intellectual Property License Agreement.

“IPO” has the meaning set forth in the recitals to this Agreement.

“IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Loss” and “Losses” mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

“Non-Competition Agreement” has the meaning set forth in Section 2.1 of this Agreement.

“Ordinary Shares” means the shares of Yirendai, par value $0.0001 per share (including shares represented by ADSs and held of record by the depositary bank for the ADSs).

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Privileged Information” has the meaning set forth in Section 4.6(a) of this Agreement.

“Privileges” has the meaning set forth in Section 4.6(a) of this Agreement.

“Public Filing Date” has the meaning set forth in the recitals to this Agreement.

“Rule 10A-3(b)(2)” means Rule 10A-3(b)(2) (or any successor rule to similar effect) promulgated under the Exchange Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Third Party Claim” has the meaning set forth in Section 5.4(a) of this Agreement.

“Transitional Services Agreement” has the meaning set forth in Section 2.1 of this Agreement.

“U.S. GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Underwriters” has the meaning set forth in Section 3.1(a) of this Agreement.

“Underwriting Agreement” has the meaning set forth in Section 3.1(a) of this Agreement.

“VIE” of any Person means any entity that is controlled by such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of U.S. GAAP. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Yirendai” has the meaning set forth in the preamble to this Agreement.

“Yirendai Balance Sheet” means Yirendai’s unaudited consolidated balance sheet as of the end of the most recently completed fiscal quarter prior to the Public Filing Date.

“Yirendai Business” means (a) the operation of online consumer finance marketplace connecting investors and individual borrowers and facilitating unsecured loan products, and provision of related services, as currently conducted or contemplated to be conducted by Yirendai and its subsidiaries and VIE anywhere in the world, as more completely described in the IPO Registration Statement, and (b) other businesses that the Parties may mutually agree from time to time to be part of Yirendai Business.

“Yirendai Indemnitees” means Yirendai and its subsidiaries and VIE and each of their respective directors, officers and employees.

“Yirendai Liabilities” means (without duplication) the following Liabilities:

(i) all Liabilities reflected in the Yirendai Balance Sheet;

(ii) all Liabilities of CreditEase or its subsidiaries and VIEs that arise after the date of the Yirendai Balance Sheet that would be reflected in a Yirendai balance sheet as of the date of such Liabilities, if such balance sheet was prepared using the same principles and accounting policies under which the Yirendai Balance Sheet was prepared;

(iii) all Liabilities that should have been reflected in the Yirendai Balance Sheet but are not reflected in the Yirendai Balance Sheet due to mistake or unintentional omission;

(iv) all Liabilities, whether arising before, on or after the Public Filing Date, that relate to, arise or result from: (1) the operation of the Yirendai Business or (2) the operation of any business conducted by Yirendai and its subsidiaries and VIE at any time after the Public Filing Date; and

(v) Liabilities of Yirendai and its subsidiaries and VIE under this Agreement or any of the Inter-Company Agreements.

“Yirendai’s Auditors” has the meaning set forth in Section 4.4(a)(i) of this Agreement.

ARTICLE 2

DOCUMENTS AND ITEMS TO BE DELIVERED PRIOR TO F-1 FILING.

Section 2.1 Documents to be delivered by CreditEase. CreditEase has delivered and its subsidiaries and VIEs have delivered, as appropriate, or CreditEase will deliver, or will cause its subsidiaries and VIEs to deliver, as appropriate, prior to the Public Filing Date, to Yirendai or its subsidiaries or VIE, as appropriate: (a) a duly executed Transitional Services Agreement, substantially in the form attached to the Draft IPO Registration Statement as an exhibit, with such changes, if any, to such form as may be agreed to by the Parties prior to such execution (the “Transitional Services Agreement”); (b) duly executed Non-Competition Agreement, substantially in the form attached to the Draft IPO Registration Statement as an exhibit, with such changes, if any, to such form as may be agreed to by the Parties prior to such execution (the “Non-Competition Agreement”); (c) a duly executed Cooperation Framework Agreement, substantially in the form attached to the Draft IPO Registration Statement as an exhibit, with such changes, if any, to such form as may be agreed to by the Parties prior to such execution (the “Cooperation Framework Agreement”); (d) a duly executed Intellectual Property License Agreement, substantially in the form attached to the Draft IPO Registration Statement as an exhibit, with such changes, if any, to such form as may be agreed to by the Parties prior to such execution (the “Intellectual Property License Agreement”); and (e) such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof. For purposes of this Agreement, Yirendai and its subsidiaries and VIE will not be considered subsidiaries and VIE of CreditEase.

Section 2.2 Documents to be delivered by Yirendai. Yirendai has delivered and its subsidiaries and VIE have delivered, as appropriate, or Yirendai will deliver, or will cause its subsidiaries and VIE to deliver, as appropriate, prior to the Public Filing Date, to CreditEase or its subsidiaries or VIEs, as appropriate: (a) in each case where Yirendai or any of its subsidiaries or VIE is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument; and (b) such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof.

ARTICLE 3

THE IPO AND ACTIONS PENDING THE IPO.

Section 3.1 Transactions prior to the IPO. Subject to the occurrence of the events described in this Article 3, the Parties intend to consummate the IPO and to take, or cause to be taken, the actions specified in this Section 3.1.

(a) Registration Statement. Yirendai has submitted or plans to submit on a confidential basis for review by the SEC the Draft IPO Registration Statement, and intends to submit such amendments or supplements thereto as may be requested by the SEC staff in connection with such review and agreed to by Yirendai, and subsequently to file with the SEC the IPO Registration Statement and make such amendments and supplements thereto as may be necessary or desirable in order to cause the same to comply with the Securities Act and other applicable law, to become and remain effective under the Securities Act, or as may be requested by the representatives of the underwriters for the IPO (the “Underwriters”), including, without limitation, filing such amendments or supplements to the IPO Registration Statement as may be required by the underwriting agreement to be entered into among Yirendai and the Underwriters (the “Underwriting Agreement”) following the effectiveness of the IPO Registration Statement under the Securities Act.

(b) Underwriting Agreement. Following the effectiveness of the IPO Registration Statement, Yirendai will enter into the Underwriting Agreement, which shall in form and substance be satisfactory to Yirendai, as determined by its board of directors or authorized designees, as appropriate, and Yirendai shall comply with its obligations thereunder.

(c) NASDAQ or NYSE Listing. Yirendai plans to prepare, file and have approved an application for listing on NASDAQ or the New York Stock Exchange of the American depositary shares, representing Ordinary Shares, to be offered and sold in the IPO (the “ADSs”).

Section 3.2 Cooperation. CreditEase and Yirendai shall each consult with, and cooperate in all respects with, the other in connection with the marketing, including any roadshow presentations, and pricing of the ADSs and shall take any and all actions as may be reasonably necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

ARTICLE 4

COVENANTS AND OTHER MATTERS

Section 4.1 Other Agreements and Instruments. Each of the Parties agrees to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Inter-Company Agreements.

Section 4.2 Further Instruments

(a) To the extent it has not been done prior to the date hereof, CreditEase will execute and deliver, and will cause its subsidiaries and VIEs to execute and deliver, to Yirendai and/or its subsidiaries and VIE, as the case may be, such instruments of transfer, conveyance, assignment, substitution and confirmation, and will take such action as may be reasonably necessary or desirable in order to transfer, convey and assign to Yirendai and/or its subsidiaries and VIE and confirm Yirendai’s and/or its subsidiaries’ and VIE’s title to all assets, rights, interests and other things of value used in or necessary for the conduct and operation of the Yirendai Business on or prior to the Public Filing Date or to be transferred or licensed to Yirendai and/or its subsidiaries and VIE pursuant to this Agreement or any document referred to herein, to put Yirendai and its subsidiaries and VIE in actual possession and operating control thereof and to permit Yirendai and its subsidiaries and VIE to exercise all rights with respect thereto (including, without limitation, rights under Contracts and other arrangements as to which the consent of any third party to the transfer thereof have not previously been obtained) relating to the Yirendai Business; provided, however, that in the absence of such execution and delivery by CreditEase and/or its subsidiaries or VIEs, such execution and delivery shall be deemed for all purposes to have occurred subject only to Yirendai’s obligation to pay to CreditEase or its applicable subsidiaries or VIEs an amount equal to the book value thereof to the extent not previously so paid.

(b) CreditEase will execute and deliver, and will cause its appropriate subsidiaries and VIEs to execute and deliver, to Yirendai and/or its subsidiaries and VIE, as the case may be, all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as may be reasonably necessary or desirable in order to have CreditEase and/or its subsidiaries and VIEs, as the case may be, fully and unconditionally assume the CreditEase Liabilities; provided, however, that in the absence of such execution and delivery by CreditEase and/or such appropriate subsidiaries and VIEs, such execution and delivery shall be deemed for all purposes to have occurred.

(c) Yirendai will, and will cause its appropriate subsidiaries and VIE to, execute and deliver to CreditEase and its subsidiaries and VIEs all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as may be reasonably necessary or desirable in order to have Yirendai and/or its subsidiaries and VIE, as the case may be, fully and unconditionally assume the Yirendai Liabilities; provided, however, that in the absence of such execution and delivery by Yirendai and/or such appropriate subsidiaries and VIE, such execution and delivery shall be deemed for all purposes to have occurred.

(d) Except as hereinabove provided, neither CreditEase, Yirendai, nor their respective subsidiaries and VIEs shall be obligated, in connection with the foregoing matters set forth in this Section, to expend money other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, unless reimbursed by the other relevant Party. Furthermore, each Party, at the request of the other Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 4.3 Agreement on Exchange of Information.

(a) Generally. Each of the Parties agrees to provide, or cause to be provided, to the other Party, at any time, promptly after written request therefor, all reports and other Information regularly provided by one Party to the other Party prior to the Public Filing Date and any Information in the possession or under the control of such Party to the extent reasonably requested by the requesting Party (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Inter-Company Agreement or (iv) at any time after the Public Filing Date to the extent such Information and cooperation are necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of CreditEase or Yirendai, as the case may be. Each of the Parties agrees to make their respective personnel available to discuss the Information exchanged pursuant to this Section 4.3. In the event that any Party determines that any such provision of Information or other actions contemplated by this Section 4.3 could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b) Internal Accounting Controls; Financial Information. After the Public Filing Date, (i) each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its subsidiaries and VIE(s) in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and Information as the requesting Party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c) Ownership of Information. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 4.3 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 4.3 and other provisions of this Agreement, each Party agrees to use its reasonable best efforts for a period of ten years to retain all Information in its respective possession or control substantially in accordance with its respective record retention policies and/or practices as in effect on the Public Filing Date, and for such longer period as may be required by any Governmental Authority, any litigation matter, any applicable law or any Inter-Company Agreement. However, at any time after such 10-year period each Party may amend its respective record retention policies at such Party’s discretion; provided, however, that the amending Party must give thirty (30) days prior written notice of such change in the policy to the other Party. No Party will destroy, or permit any of its subsidiaries or VIE(s) to destroy, any Information that exists on the Public Filing Date (other than Information that is permitted to be destroyed under the current respective record retention policies of each Party) and that falls under the categories listed in Section 4.3(a), without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such Information prior to such destruction.

(e) Limitation of Liability. Each Party will use its reasonable best efforts to ensure that Information provided to the other Party hereunder is accurate and complete; provided, however, that no Party shall have any liability to the other Party if any Information exchanged or provided pursuant to this Section 4.3 is found to be inaccurate, in the absence of gross negligence, bad faith, or willful misconduct by the Party providing the Information. No Party shall have any liability to the other Party if any Information is destroyed or lost after the relevant Party has complied with the provisions of Section 4.3(d).

(f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 4.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Inter-Company Agreement.

(g) Production of Witnesses; Records; Cooperation. For a period of five (5) years after the Control Ending Date, and except in the case of a legal or other proceeding by one Party against the other Party, each Party shall use its reasonable best efforts to make available to the other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such individual (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

Section 4.4 Auditors and Audits; Financial Statements; Accounting Matters. Each Party agrees that:

(a) Selection of Auditors.

(i) Until the first CreditEase fiscal year end occurring after the Control Ending Date, Yirendai shall use its reasonable best efforts to engage the independent registered public accounting firm used by CreditEase (“CreditEase’s Auditors” and, for the avoidance of doubt, should CreditEase at any time change the independent registered public accounting firm serving as its auditors, “CreditEase’s Auditors” shall thereafter mean the new firm serving as CreditEase’s auditors) to serve as its auditors (“Yirendai’s Auditors”) for purposes of providing an opinion on its consolidated financial statements; provided, however, that Yirendai’s Auditors may be different from CreditEase’s Auditors if necessary to comply with applicable laws regarding auditor independence and qualifications (provided, however, that Yirendai shall not take any actions, and shall use its reasonable best efforts to cause its directors, officers and employees not to take any actions, that could reasonably be expected to require Yirendai to engage auditors other than CreditEase’s Auditors). After the Public Filing Date, the foregoing shall not be construed so as to unlawfully limit any responsibility of the audit committee of Yirendai’s board of directors, pursuant to SEC Rule 10A-3(b)(2) and rules of NASDAQ or the New York Stock Exchange, as applicable, to appoint, compensate, retain and oversee the work of the registered public accounting firm Yirendai engages.

(ii) Until the first CreditEase fiscal year end occurring after the Control Ending Date, Yirendai shall provide to CreditEase as much prior notice as reasonably practical of any change in Yirendai’s Auditors for purposes of providing an opinion on its consolidated financial statements.

(b) Date of Auditors’ Opinion and Quarterly Reviews. Until the first CreditEase fiscal year end occurring after the Control Ending Date, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Yirendai shall use its reasonable best efforts to enable Yirendai’s Auditors to complete their audit such that they will date their opinion on Yirendai’s audited annual financial statements no later than the date that CreditEase’s Auditors date their opinion on CreditEase’s audited annual financial statements, and to enable CreditEase to meet its timetable for the printing, filing and public dissemination of CreditEase’s annual financial statements, if applicable. Until the first CreditEase fiscal year end occurring after the Control Ending Date, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Yirendai shall use its reasonable best efforts to enable Yirendai’s Auditors to complete their annual audit and quarterly review procedures such that they will provide clearance on such Party’s annual and quarterly financial statements no later than the date that CreditEase’s Auditors provide clearance on CreditEase’s annual and quarterly financial statements, if any.

(c) Annual and Quarterly Financial Statements. Until the Control Ending Date, Yirendai shall not change its fiscal year and, until the first CreditEase fiscal year end occurring after the Control Ending Date, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, shall provide to CreditEase on a timely basis all Information that CreditEase reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of CreditEase’s annual and quarterly financial statements. Without limiting the generality of the foregoing, Yirendai will provide all required financial Information with respect to Yirendai and its subsidiaries and VIE to Yirendai’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Yirendai’s Auditors to take all steps and perform all procedures necessary to provide sufficient assistance to CreditEase’s Auditors with respect to financial Information to be included or contained in CreditEase’s annual and quarterly financial statements. Similarly, CreditEase shall provide to Yirendai on a timely basis all financial Information that Yirendai reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Yirendai’s annual and quarterly financial statements. Without limiting the generality of the foregoing, CreditEase will provide all required financial Information with respect to CreditEase and its subsidiaries and VIEs to CreditEase’s Auditors in a sufficient and reasonable time and in sufficient detail to permit CreditEase’s Auditors to take all steps and perform all procedures necessary to provide sufficient assistance to Yirendai’s Auditors with respect to Information to be included or contained in Yirendai’s annual and quarterly financial statements.

(d) Certifications and Attestations.

(i) Until the first CreditEase fiscal year end occurring after the Control Ending Date, and thereafter to the extent necessary for the timely filing by CreditEase of annual and quarterly reports under the Exchange Act or other applicable law or in connection with any investigations of prior periods, Yirendai shall cause its principal executive officer and principal financial officer to provide to CreditEase on a timely basis and as reasonably requested by CreditEase (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or other applicable law to be filed with such annual and quarterly reports, (B) any certificates or other written Information which such principal executive officer or principal financial officer received as support for the certificates provided to CreditEase and (C) a reasonable opportunity to discuss with such principal financial officer and other appropriate officers and employees of Yirendai any issues reasonably related to the foregoing.

(ii) To the extent necessary for the timely filing by Yirendai of annual and quarterly reports under the Exchange Act or other applicable law or in connection with any investigations of prior periods, CreditEase shall cause its appropriate officers and employees to provide to Yirendai on a timely basis and as reasonably requested by such Party (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or other applicable law to be filed with such annual and quarterly reports, (B) any certificates or other Information which such appropriate officers and employees received as support for the certificates provided to Yirendai and (C) a reasonable opportunity to discuss with such appropriate officers and employees any issues reasonably related to the foregoing.

(e) Compliance With Laws, Policies and Regulations. Until the Control Ending Date, Yirendai shall comply with all financial accounting and reporting rules, policies and directives of CreditEase, to the extent such rules, policies and directives have been previously communicated to Yirendai, and fulfill all timing and reporting requirements, applicable to CreditEase subsidiaries and VIEs that are consolidated with CreditEase for financial statement purposes. Without limiting the foregoing, Yirendai shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and the rules of NASDAQ or the New York Stock Exchange, as applicable. Yirendai shall not be deemed to be in breach of its obligations set forth in this provision to the extent that it is unable to comply with such obligations as a result of the actions or inactions of CreditEase.

(f) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Until the Control Ending Date, and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, Yirendai shall authorize Yirendai’s Auditors to make available to CreditEase’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Yirendai and work papers related to the annual audits and quarterly reviews of Yirendai, in all cases within a reasonable time prior to Yirendai’s Auditors’ opinion date, so that CreditEase’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Yirendai’s Auditors as it relates to CreditEase’s Auditors’ report on CreditEase’s financial statements, all within sufficient time to enable CreditEase to meet its timetable for the printing, filing and public dissemination of CreditEase’s annual and quarterly financial statements. Similarly, CreditEase shall authorize CreditEase’s Auditors to make available to Yirendai’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of CreditEase and work papers related to the annual audits and quarterly reviews of CreditEase, in all cases within a reasonable time prior to CreditEase’s Auditors’ opinion date, so that Yirendai’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of CreditEase’s Auditors as it relates to Yirendai’s Auditors’ report on Yirendai’s financial statements, all within sufficient time to enable Yirendai to meet its timetable for the printing, filing and public dissemination of Yirendai’s annual and quarterly financial statements.

(g) Access to Books and Records. Until the Control Ending Date, and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, Yirendai shall provide CreditEase’s internal auditors, counsel and other designated representatives of CreditEase access during normal business hours to (i) the premises of Yirendai and its subsidiaries and VIE and all Information (and duplicating rights) within the knowledge, possession or control of Yirendai and its subsidiaries and VIE and (ii) the officers and employees of Yirendai and its subsidiaries and VIE, so that CreditEase may conduct reasonable audits relating to the financial statements provided by Yirendai pursuant hereto as well as to the internal accounting controls and operations of Yirendai. Similarly, CreditEase shall provide Yirendai’s internal auditors, counsel and other designated representatives of Yirendai access during normal business hours to (x) the premises of CreditEase and its subsidiaries and VIEs and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of CreditEase and its subsidiaries and VIEs and (y) the officers and employees of CreditEase and its subsidiaries and VIEs, so that Yirendai may conduct reasonable audits relating to the financial statements provided by CreditEase pursuant hereto as well as to the internal accounting controls and operations of CreditEase and its subsidiaries and VIEs.

(h) Notice of Change in Accounting Principles. Until the Control Ending Date, and thereafter if a change in accounting principles by a Party would affect the historical financial statements of the other Party, no such Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the Public Filing Date without first consulting with the other Party, and if requested by the other Party, such other Party’s independent registered public accounting firm with respect thereto. CreditEase shall give Yirendai as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Public Filing Date. CreditEase will consult with Yirendai and, if requested by Yirendai, Yirendai’s independent registered public accounting firm with respect thereto. Yirendai shall give CreditEase as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Public Filing Date. Yirendai will consult with CreditEase and, if requested by CreditEase, CreditEase’s independent registered public accounting firm with respect thereto.

(i) Conflict With Third-Party Agreements. Nothing in Section 4.3 or this Section 4.4 shall require a Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; provided, however, that in the event that a Party is required under Section 4.3 or this Section 4.4 to disclose any such Information, such Party shall use its reasonable best efforts to seek to obtain such third party’s consent to the disclosure of such Information.

Section 4.5 Confidentiality. Each of the Parties shall hold and shall cause each of their respective subsidiaries and VIE(s) to hold, and shall each cause their respective officers, employees, agents, consultants and advisors and those of their respective subsidiaries and VIE(s) to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information concerning such other Party and its respective subsidiaries and VIE(s); provided, that each of the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective subsidiaries and VIE(s), auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and, in each case, are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties hereto and in respect of whose failure to comply with such obligations, Yirendai or CreditEase, as the case may be, will be responsible, (ii) if the Parties or any of their respective subsidiaries or VIE(s) are compelled to disclose any such Confidential Information by judicial or administrative process or (iii) if the Parties reasonably determine in good faith that such disclosure is required by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made in connection with any judicial or administrative process, or a Party determines in good faith that disclosure is otherwise required by law, such Party shall promptly notify the other Party of the existence of such request, demand, or conclusion, and shall provide such other Party a reasonable opportunity to seek an appropriate protective order or other remedy, which the notifying Party will cooperate in obtaining. In the event that an appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the notifying Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is required to be disclosed and shall use its reasonable best efforts to obtain reasonable assurances that confidential treatment will be accorded to such Information.

(b) As used in this Section 4.5:

(i) “Confidential Information” shall mean Confidential Business Information and Confidential Technical Information concerning one Party which, prior to, on or following the Public Filing Date, has been disclosed by such Party or its subsidiaries or VIE(s), that (1) is in written, recorded, graphical or other tangible form and is marked “Proprietary,” “Confidential” or “Trade Secret,” or where it is evident from the nature and content of such Information that the disclosing Party considers it to be confidential, (2) is in oral form and identified by the disclosing Party as “Proprietary”, “Confidential” or “Trade Secret” at the time of oral disclosure, including pursuant to the access provisions of Section 4.3 or Section 4.4 hereof or any other provision of this Agreement or where it is evident from the nature and content of such Information that the disclosing Party considers it to be confidential, or (3) in the case of such Information disclosed on or prior to the date hereof, either such Information is identified by the owning Party to the other relevant Party as Confidential Business Information or Confidential Technical Information, orally or in writing on or prior to the Public Filing Date, or it is evident from the nature and content of such Information that the disclosing Party considers it to be confidential, and includes any modifications or derivatives prepared by the receiving Party that contain or are based upon any Confidential Information obtained from the disclosing Party, including any analysis, reports, or summaries of the Confidential Information. Confidential Information may also include Information disclosed to a disclosing Party by third parties. Confidential Information shall not, however, include any information which (A) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (B) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (C) is obtained by the receiving Party from a third party without a breach of such third party’s obligations of confidentiality; or (D) is on or after the Public Filing Date independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information.

(ii) “Confidential Technical Information” shall mean all proprietary scientific, engineering, mathematical or design information, data and material of the disclosing Party including, without limitation, (a) specifications, ideas, concepts, models, and strategies for products or services, (b) quality assurance policies, procedures and specifications, (c) source code and object code, (d) training materials and information, and (e) all other know-how, methodology, processes, procedures, techniques and trade secrets related to product or service design, development, manufacture, implementation, use, support and maintenance.

(iii) “Confidential Business Information” shall mean all proprietary information, data or material of the disclosing Party other than Confidential Technical Information, including, but not limited to (a) proprietary earnings reports and forecasts, (b) proprietary macro-economic reports and forecasts, (c) proprietary business plans, (d) proprietary general market evaluations and surveys, (e) proprietary financing and credit-related information, and (f) customer information.

(c) Nothing in this Agreement shall restrict (i) the disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way, or (ii) reassignment of the receiving Party’s employees. Moreover, nothing in the Agreement supersedes any restriction imposed by third parties on their Confidential Information, and there is no obligation on the disclosing Party to conform third party agreements to the terms of this Agreement except as expressly set forth therein.

(d) Notwithstanding anything to the contrary set forth herein, (i) a Party and its subsidiaries and VIE(s) shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between a Party or any of its subsidiaries or VIE(s) and any employee of such Party or any of its subsidiaries or VIE(s) shall remain in full force and effect.

(e) Confidential Information of a Party and its subsidiaries and VIE(s) in the possession of and used by the other Party as of the Public Filing Date may continue to be used by such Party in possession of the Confidential Information in and only in the operation of the CreditEase Business, in the case of CreditEase and its subsidiaries and VIE(s), or the Yirendai Business, in the case of Yirendai and its subsidiaries and VIE, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 4.5(b). Such continued right to use Confidential Information may not be transferred, including by merger, consolidation, reorganization, operation of law, or otherwise, to any third party unless such third party (A) purchases all or substantially all of the business or business line and assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed and (B) expressly agrees in writing to be bound by the provisions of this Section 4.5. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring Party shall not disclose the source of the relevant Confidential Information.

Section 4.6 Privileged Matters. The Parties agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to each such Party or its subsidiaries or VIE(s) including but not limited to the attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 4.6. With respect to Privileged Information (as defined below) of CreditEase, CreditEase shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Yirendai shall take no action (nor permit any of its subsidiaries or VIE to take action) without the prior written consent of CreditEase that could result in any waiver of any Privilege that could be asserted by CreditEase or any of its subsidiaries or VIEs under applicable law and this Agreement. With respect to Privileged Information of Yirendai, Yirendai shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and CreditEase shall take no action (nor permit any of its subsidiaries or VIEs to take action) without the prior written consent of Yirendai that could result in any waiver of any Privilege that could be asserted by Yirendai or any of its subsidiaries or VIE under applicable law and this Agreement.

(a) The rights and obligations created by this Section 4.6 shall apply to all Information as to which the Parties or their respective subsidiaries or VIE(s) would be entitled to assert or has asserted a Privilege (“Privileged Information”). Privileged Information of CreditEase includes but is not limited to (i) any and all Information regarding the business of CreditEase and its subsidiaries and VIEs (other than Information regarding the Yirendai Business), whether or not it is in the possession of Yirendai or any of its subsidiaries and VIE; (ii) all communications subject to a Privilege between counsel for CreditEase (including in-house counsel) and any individual who, at the time of the communication, was an employee of CreditEase, regardless of whether such employee is or becomes an employee of Yirendai or any of its subsidiaries and VIE and (iii) all Information generated, received or arising after the Public Filing Date that refers or relates to Privileged Information of CreditEase generated, received or arising prior to the Public Filing Date. Privileged Information of Yirendai includes but is not limited to (x) any and all Information regarding the Yirendai Business, whether or not it is in the possession of CreditEase or any of its subsidiaries and VIEs; (y) all communications subject to a Privilege occurring after the Public Filing Date between counsel for Yirendai (including in-house counsel and former in-house counsel who are or were employees of CreditEase) and any person who, at the time of the communication, was an employee of Yirendai, regardless of whether such employee was, is or becomes an employee of CreditEase or any of its subsidiaries or VIEs and (z) all Information generated, received or arising after the Public Filing Date that refers or relates to Privileged Information of Yirendai generated, received or arising prior to the Public Filing Date.

(b) Upon receipt by a Party or its subsidiaries or VIE(s) of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party or its subsidiaries or VIE(s), or if a Party or any of its subsidiaries or VIE(s) obtains knowledge that any of its current or former employees has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party or its subsidiaries or VIE(s), such Party shall promptly notify that other Party of the existence of the request and shall provide that other Party a reasonable opportunity to review the Information and to assert any rights such other Party may have under this Section 4.6 or otherwise to prevent the production or disclosure of Privileged Information. CreditEase or its subsidiaries or VIEs, or Yirendai or its subsidiaries and VIE, as the case may be, will not produce or disclose to any third party any of the other Party’s Privileged Information under this Section 4.6 unless (a) such other Party has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

(c) CreditEase’s transfer of books and records pertaining to the Yirendai Business and other Information pertaining to Yirendai, if any, CreditEase’s agreement to permit Yirendai to obtain Information existing prior to the Public Filing Date, Yirendai’s transfer of books and records and other Information pertaining to CreditEase, if any, and Yirendai’s agreement to permit CreditEase to obtain Information existing prior to the Public Filing Date are made in reliance on CreditEase’s and Yirendai’s respective agreements, as set forth in Section 4.5 and this Section 4.6, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by CreditEase, or Yirendai, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Section 4.3 and Section 4.4 and the disclosure to one Party of Privileged Information relating to the other Party’s businesses pursuant to this Agreement shall not be asserted by CreditEase or Yirendai to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 4.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to, or the obligations imposed upon, CreditEase and Yirendai by this Section 4.6.

Section 4.7 Future Litigation and Other Proceedings. In the event that Yirendai (or any of its subsidiaries or VIE or any of its or their respective officers or directors) or CreditEase (or any of its subsidiaries or VIEs or any of its or their respective officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its subsidiaries and VIE(s) and its and their respective officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the litigant Party’s expense, with any reasonable requests by the litigant Party for assistance in connection with such litigation or other proceedings (including by way of provision of Information and making available of employees as witnesses). In the event that Yirendai (or any of its subsidiaries or VIE or any of its or their respective officers or directors) and CreditEase (or any of its subsidiaries or VIEs or any of its or their respective officers or directors), or any combination thereof, at any time after the date hereof initiate or become subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the litigant Parties have no prior agreements (as to indemnification or otherwise), each litigant Party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting Party, with any reasonable requests of such Party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

Section 4.8 Mail and other Communications. Each of CreditEase and Yirendai may receive mail, facsimiles, packages and other communications properly belonging to the other. Accordingly, each Party authorizes each of the other Party to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other Party or any of the other Party’ officers or directors, and to retain the same to the extent that they relate to the business of the receiving Party or, to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, telegrams, packages or other communications, including, without limitation, notices of any liens or encumbrances on any asset transferred to Yirendai or its subsidiaries or VIE in connection with the separation from CreditEase, if any, (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in Section 7.5 hereof. The provisions of this Section 4.8 are not intended to, and shall not, be deemed to constitute (a) an authorization by either CreditEase or Yirendai to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of the other Party for service of process purposes or (b) a waiver of any Privilege with respect to Privileged Information contained in such mail, telegrams, packages or other communications.

Section 4.9 Other Inter-Company Services Agreements. To the extent not covered under the Inter-Company Agreements, CreditEase and its subsidiaries and VIEs, on the one hand, and Yirendai and its subsidiaries and VIE, on the other, may enter into other services agreements from time to time covering the provision of various services, if any, including financial, accounting, legal, and other services by CreditEase (and its subsidiaries and VIEs) to Yirendai (and its subsidiaries and VIE) or, in certain circumstances, vice versa.

Section 4.10 Payment of Expenses. Except as otherwise provided in this Agreement, the Inter-Company Agreements or any other agreement between the Parties relating to the IPO, (i) all costs and expenses of the Parties in connection with the IPO (including costs associated with drafting this Agreement, the Inter-Company Agreements and the documents relating to the formation of Yirendai and its subsidiaries and VIE) shall be paid by Yirendai and (ii) all costs and expenses of the Parties in connection with any matter not relating to the IPO shall be paid by the Party which incurs such cost or expense. Notwithstanding the foregoing, Yirendai and CreditEase shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the IPO.

ARTICLE 5

MUTUAL RELEASES; INDEMNIFICATION

Section 5.1 Release of Claims.

(a) Yirendai Release. Except as provided in Section 5.1(c), Yirendai, for itself and as agent for each of its subsidiaries and VIE, does hereby assume, and does hereby remise, release and forever discharge the CreditEase Indemnitees from, any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Public Filing Date, including in connection with the transactions and all other activities to implement the IPO.

(b) CreditEase Release. Except as provided in Section 5.1(c), CreditEase, for itself and as agent for each of its subsidiaries and VIEs, does hereby remise, release and forever discharge the Yirendai Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Public Filing Date, including in connection with the transactions and all other activities to implement the IPO.

(c) No Impairment. Nothing contained in Section 5.1(a) or Section 5.1(b) shall limit or otherwise affect any Party’s rights or obligations pursuant to or contemplated by this Agreement or any Inter-Company Agreement, in each case in accordance with its terms, including, without limitation, any obligations relating to indemnification, including indemnification pursuant to Section 5.2 and Section 5.3 of this Agreement.

Section 5.2 Indemnification by Yirendai. Except as otherwise provided in this Agreement, Yirendai shall, for itself and as agent for each of its subsidiaries and VIE, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the CreditEase Indemnitees from and against, and shall reimburse the CreditEase Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the CreditEase Indemnitees, or which are imposed upon the CreditEase Indemnitees, and that relate to, arise or result from, whether prior to, on or following the Public Filing Date, any of the following items (without duplication):

(a) any Yirendai Liability;

(b) any breach by Yirendai or any of its subsidiaries and VIE of this Agreement or any of the Inter-Company Agreements; and

(c) any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement (other than information provided in writing by CreditEase or any of its subsidiaries or VIEs to Yirendai specifically for inclusion in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement), (ii) contained in any public filings made by Yirendai with the SEC following the Public Filing Date or (iii) provided in writing by Yirendai or its subsidiaries or VIE to CreditEase specifically for inclusion in CreditEase’s annual or quarterly reports (if any) following the Public Filing Date to the extent (A) such information pertains to (x) Yirendai or its subsidiaries or VIE or (y) the Yirendai Business or (B) CreditEase has provided prior written notice to Yirendai that such information will be included in one or more annual or quarterly reports (if any), specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of CreditEase or any of its subsidiaries or VIEs, including as a result of any misstatement or omission of any information by CreditEase or its subsidiaries or VIEs to Yirendai.

In the event that Yirendai or any of its subsidiaries or VIE makes a payment to the CreditEase Indemnitees hereunder, and any of the CreditEase Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from CreditEase or its subsidiaries or VIEs), CreditEase will promptly repay (or will procure an CreditEase Indemnitee to promptly repay) Yirendai (or its subsidiaries or VIE that has made the payment) the amount by which the payment made by Yirendai (or its subsidiaries or VIE that has made the payment) exceeds the actual cost of the associated indemnified Liability.

Section 5.3 Indemnification by CreditEase. Except as otherwise provided in this Agreement, CreditEase shall, for itself and as agent for each of its subsidiaries and VIEs, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Yirendai Indemnitees from and against, and shall reimburse each such Yirendai Indemnitee with respect to, any and all Losses that any third party seeks to impose upon the Yirendai Indemnitees or which are imposed upon the Yirendai Indemnitees to the extent relating to, arising from or resulting from, whether prior to, on or following the Public Filing Date, any of the following items (without duplication):

(a) any Liability of CreditEase or its subsidiaries or VIEs and all Liabilities arising out of the operation or conduct of the CreditEase Business (in each case excluding the Yirendai Liabilities);

(b) any breach by CreditEase or any member of the CreditEase Group of this Agreement or any of the Inter-Company Agreements; and

(c) any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement and provided in writing by CreditEase or any of its subsidiaries or VIEs to Yirendai specifically for inclusion in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement), (ii) contained in any public filings made by CreditEase with the SEC following the Public Filing Date, if any, or (iii) provided in writing by CreditEase or its subsidiaries or VIEs to Yirendai specifically for inclusion in Yirendai’s annual or quarterly reports following the Public Filing Date to the extent (A) such information pertains to (x) CreditEase or any of its subsidiaries or VIEs or (y) the CreditEase Business or (B) Yirendai has provided prior written notice to CreditEase that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of Yirendai or any of its subsidiaries or VIE, including as a result of any misstatement or omission of any information by Yirendai or any of its subsidiaries or VIE to CreditEase.

In the event that CreditEase or any of its subsidiaries or VIEs makes a payment to the Yirendai Indemnitees hereunder, and any of the Yirendai Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Yirendai or its subsidiaries or VIE), Yirendai will promptly repay (or will procure a Yirendai Indemnitee to promptly repay) CreditEase (or any of its subsidiaries or VIEs that has made the payment) the amount by which the payment made by CreditEase (or any its subsidiaries or VIEs that has made the payment) exceeds the actual cost of the indemnified Liability.

Section 5.4 Procedures for Defense, Settlement and Indemnification of the Third Party Claims.

(a) Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) other than CreditEase, Yirendai and their respective subsidiaries and VIE(s) of any claim or of the commencement by any such Person of any Action (collectively, a “Third Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification, CreditEase or Yirendai, as applicable, will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within thirty (30) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 5.4 shall not relieve the related Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

(b) Defense by Indemnifying Party. An Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, to the extent that it wishes, at its cost, risk and expense, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, unless the Indemnifying Party is also a party to such proceeding and the Indemnitee determines in good faith that joint representation would be materially prejudicial to the Indemnitee’s defense. After timely notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee agrees to cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense against any Third Party Claim. The Indemnifying Party shall be entitled to compromise or settle any Third Party Claim as to which it is providing indemnification, provided that any compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably withheld.

(c) Defense by Indemnitee. If an Indemnifying Party fails to assume the defense of a Third Party Claim within thirty (30) days after receipt of notice of such claim, the Indemnitee will, upon delivering notice to such effect to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account of the Indemnifying Party subject to the limitations as set forth in this Section 5.4; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnitee assumes the defense of any Third Party Claim, it shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall reimburse all such costs and expenses of the Indemnitee in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld.

Section 5.5 Additional Matters.

(a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both Yirendai and CreditEase in a material way due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Inter-Company Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. Any Party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, engage counsel to assist in the defense of such claims.

(b) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

Section 5.6 Survival of Indemnities. The rights and obligations of the Parties under this Article 5 shall survive the sale or other transfer by any Party of any of its assets or businesses or the assignment by it of any Liabilities or the acquisition of control of such Party (by sale of capital stock or other equity interests, merger, consolidation or otherwise).

ARTICLE 6

DISPUTE RESOLUTION

Section 6.1 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information and Privileged Information of each of CreditEase and Yirendai developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b) If the senior executives are unable to resolve the Dispute within 60 days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the boards of directors of CreditEase and Yirendai. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c) If the representatives of the two boards of directors are unable to resolve the Dispute within 120 days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Beijing, China or in whatever alternative forum on which the Parties may agree.

(d) If the Parties cannot resolve any Dispute through mediation within 45 days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to submit the Dispute to Hong Kong International Arbitration Centre for arbitration in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time when the Dispute is submitted. There shall be three (3) arbitrators. The third and presiding arbitrator shall be qualified to practice law in New York. The place or seat of arbitration shall be Hong Kong. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Inter-Company Agreement during the course of dispute resolution pursuant to the provisions of this Section 6.1 with respect to all matters not subject to such dispute, controversy or claim.

ARTICLE 7

MISCELLANEOUS.

Section 7.1 Consent. Any consent of a Party pursuant to this Agreement or any of the Inter-Company Agreements shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of such Party (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of such Party has specifically authorized in writing to give such consent).

Section 7.2 Limitation of Liability. IN NO EVENT SHALL CREDITEASE OR ANY MEMBER OF THE CREDITEASE GROUP OR YIRENDAI OR ANY OF ITS SUBSIDIARIES OR VIE BE LIABLE TO THE OTHER PARTY, OR ITS AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY INTER-COMPANY AGREEMENT.

Section 7.3 Termination. This Agreement may be terminated by mutual consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties. In the event of termination pursuant to this Section 7.3, no Party shall have any liability of any kind to the other Party. This Agreement shall terminate on the date that is five (5) years after the Control Ending Date; provided, however, that (i) the provisions of Section 4.7 shall survive for a period of seven (7) years after the termination of this Agreement, and (ii) the provisions of Section 4.5, Article 5, Article 6 and Article 7 shall survive indefinitely after the termination of this Agreement. For avoidance of doubt, the termination of this Agreement shall not affect the validity and effectiveness of the Inter-Company Agreements.

Section 7.4 Amendment. This Agreement may not be amended except by an instrument in writing executed by a duly authorized representative of each party.

Section 7.5 Notices. Notices, offers, requests or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

if to CreditEase:

16/F, Tower C, SOHO New Town,

88 Jianguo Road, Chaoyang District

Beijing, 100022

The People’s Republic of China

if to Yirendai:

4/F, Building 2A, No. 6 Lang Jia Yuan

Chaoyang District, Beijing

The People’s Republic of China

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized courier; and upon receipt if mailed.

If any of such notice or other correspondences is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be treated as delivered five (5) days after posting.

Section 7.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A.

Section 7.7 Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 7.8 Entire Agreement. This Agreement, the Inter-Company Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to the subject matter hereof and thereof.

Section 7.9 Severability. If any term of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.10 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.11 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

Section 7.12 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.

Section 7.13 Inconsistency. None of the provisions of this Agreement is intended to supersede any provision in any Inter-Company Agreement or any other agreement with respect to the respective subject matters thereof. In the event of conflict between this Agreement and any Inter-Company Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

Section 7.14 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (i) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless otherwise indicated; (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (iii) “or” is not exclusive; (iv) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (v) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (vi) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

Section 7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

WHEREFORE, the Parties have signed this Master Transaction Agreement effective as of the date first set forth above.

CreditEase Holdings (Cayman) Limited

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Director

Yirendai Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Executive Chairman of the Board of Directors

[Signature Page to Master Transaction Agreement]